Exhibit 10.22

FORM OF

NOTICE OF GRANT OF RESTRICTED STOCK UNIT

Pursuant to the terms and conditions of the FMSA Holdings Inc. 2014 Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Stock Unit Agreement, attached as Appendix B (the “Agreement”), you are hereby granted an award to receive the number of Restricted Stock Units set forth below whereby each Restricted Stock Unit represents the right to receive one share of Stock, plus rights to certain Dividend Equivalents described in Section 4 of the Agreement, subject to certain restrictions thereon, and under the terms and conditions set forth below, in the Agreement, and in the Plan (the “Restricted Stock Units”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grantee:

Date of Grant:	(“Date of Grant”)

Number of Restricted Stock Units:

Vesting Schedule:	The restrictions on all of the Restricted Stock Units granted pursuant to the Agreement will expire, the Restricted Stock Units will vest, and Stock will become issuable with respect to the Restricted Stock Units, as set forth in Section 6 of the Agreement (which Stock will be transferable when issued, except to the extent provided in Section 11 of the Agreement, and nonforfeitable) as follows: [ ]; provided, however, that such restrictions will expire on such dates only if you remain in the employ of or a service provider to the Company or its Subsidiaries continuously from the Date of Grant through the applicable vesting date.

By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge receipt of the Restricted Stock Units issued on the Date of Grant indicated above, which have been granted under the terms and conditions contained herein and in the Plan and the Agreement.

You acknowledge and agree that (a) you are not relying upon any written or oral statement or representation of the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with your execution of this Notice of Grant of Restricted Stock Units and your receipt and holding of and the vesting of the Restricted Stock Units, (b) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted, and (c) the Company will not offer investment or tax advice with respect to the Restricted Stock Units granted hereunder, and you should consult a tax advisor, accountant or financial planner, as the case may be, for such advice. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of this Notice of Grant and receipt and holding of and the vesting of the Restricted Stock Units.

In addition, you are consenting to receive documents from the Company and any plan administrator by means of electronic delivery, provided that such delivery complies with the rules, regulations, and guidance issued by the Securities and Exchange Commission and any other applicable government agency. This consent shall be effective for the entire time that you are a participant in the Plan.

You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement which are incorporated herein by reference.

Note: To accept the grant of this grant of Restricted Stock Units, you must execute this form and return an executed copy to                      (the “Designated Recipient”) by                     . Failure to return the executed copy to the Designated Recipient by such date will render this grant of Restricted Stock Units invalid.

FMSA Holdings Inc.,
a Delaware corporation

By:
Name:
Title:

Accepted by:

[insert name of Grantee]

Date:

[insert name of Designated Recipient]

Date Received:

Attachments:	Appendix A – FMSA Holdings Inc. 2014 Long Term Incentive Plan
Appendix B – Restricted Stock Unit Agreement

Appendix A

FMSA Holdings Inc. 2014 Long Term Incentive Plan

Appendix B

Restricted Stock Unit Agreement